                                                                   EXHIBIT 23.14


December 2, 1999


California Community Bancshares, Inc.
One Maritime Plaza, Suite 825
San Francisco, California 94111

Gentlemen:


We hereby consent to the inclusion of the Fairness Opinion of The Findley Group in Amendment Number 2 to the Form S-4 Registration Statement of California Community Bancshares, Inc. in connection with the acquisition of merger of National Business Bank. We also consent to the references made in such Form S-4 Registration Statement to The Findley Group.


                                          Sincerely,
                                          Gary Steven Findley
                                          Director